AMENDED AND RESTATED
                        PRINCIPAL UNDERWRITING AGREEMENT

                           BETWEEN CONSECO FUND GROUP

                                       AND

                           CONSECO EQUITY SALES, INC.



      THIS PRINCIPAL UNDERWRITING AGREEMENT is entered into as of this 2nd day of January, 1997, by and between Conseco Fund Group (the "Trust"), a Massachusetts business trust, and Conseco (formerly GARCO) Equity Sales, Inc., a Texas corporation (the "Underwriter"), and is amended as of December 31, 1997.


                                   WITNESSETH:

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company, and its shares are registered pursuant to the Securities Act of 1933 (the "1933 Act");

      WHEREAS, the Trust has established several separate series of shares, each of which represents a separate diversified portfolio of investments, and may establish additional series of shares (each series now or hereafter listed on Schedule A hereto, as such schedule may be amended from time to time, shall be referred to herein as a "Fund");

      WHEREAS, the Trust has issued shares of each Fund in one or more classes (each a "Class"), and has adopted Plans of Distribution and Service (the "Plans") pursuant to Rule 12b-1 under the 1940 Act with respect to certain of those Classes (each a "12b-1 Class");

      WHEREAS, the Underwriter is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

      WHEREAS, the Trust desires to retain the Underwriter to act as the Trust's principal underwriter in connection with the offering and sale of shares of each Fund and to furnish certain other services; and

      WHEREAS, the Underwriter is willing to act as principal underwriter and to furnish such services pursuant to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties mutually agree as follows:

       1.    Employment; Duties Of The Underwriter.
             -------------------------------------

             (a) The Trust hereby employs the Underwriter, and the Underwriter hereby accepts employment, as the principal underwriter and exclusive sales agent in connection with the offering and sale of the shares of each Fund. It is understood, however, that such employment does not preclude sales made directly by the Trust or through its transfer agent as set forth in the Trust's Registration Statement. As used herein, the term "Registration Statement" shall mean the registration statement most recently filed by the Trust under the 1933 Act and the 1940 Act, including any amendments or supplements thereto. The Underwriter agrees to use its best efforts to promote the sale of the Funds' shares. The Underwriter is not obligated to sell any specific number of shares.

             (b) The Underwriter shall hold itself available to receive purchase and redemption orders for shares of each Fund and to accept such orders on behalf of the Trust. The Underwriter shall promptly notify the Trust or its transfer agent of all orders received. Orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

             (c) The Trust reserves the right at all times to suspend or limit the public offering of the shares of any or all Funds (or of any or all Classes thereof) upon written notice to the Underwriter. The Trust and the Underwriter each has the right to reject any order in whole or in part.

             (d) The Underwriter shall provide or obtain certain shareholder services, including, but not limited to, maintaining account records for shareholders; answering inquiries relating to shareholders' accounts, the policies of the Funds and the performance of their investments; providing assistance and handling transmission of funds in connection with purchase, redemption and exchange orders for shares; providing assistance in connection with changing account setups and enrolling in various optional services; and producing and disseminating shareholder communications or servicing materials. The Underwriter may pay compensation and expenses, including overhead, salaries, and telephone and other communications expenses, to Authorized Dealers (as defined below) and employees who provide such services.

             (e) The Underwriter in its discretion may enter into agreements with such brokers, dealers or other financial intermediaries ("Authorized Dealers") as it may select regarding the distribution of Fund shares and/or the servicing of shareholder accounts. To the extent required by applicable law, each Authorized Dealer shall be appropriately registered and qualified to carry out its duties under its agreement with the Underwriter.

       2. INDEPENDENT CONTRACTOR STATUS; SERVICES NOT EXCLUSIVE. The Underwriter shall, for all purposes herein, be deemed to be an independent contractor. The services to be rendered by the Underwriter pursuant to the provisions of this Agreement are not to be deemed exclusive, and the Underwriter shall therefore be free to render similar or different services to others; PROVIDED THAT, its ability to render the services described herein shall not be impaired thereby.

       3. FURNISHING OF INFORMATION. Each Fund shall keep the Underwriter fully informed with regard to its affairs. Each Fund shall furnish the Underwriter at least annually with audited financial statements of its books and accounts certified by its independent public accountants. In addition, from time to time, each Fund shall furnish such additional financial or other information as the Underwriter may reasonably request.

       4. OFFERING PRICE. Each Class of Fund shares shall be offered at a price equivalent to its net asset value per share (determined in the manner and at the time or times set forth in the Registration Statement) plus any applicable sales charge. On each day on which the New York Stock Exchange ("NYSE") is open for business, the Trust shall furnish (or arrange for another person to furnish) the Underwriter with each Class' net asset value per share.

       5.    COMPENSATION.

             (a) As compensation for its activities under this Agreement with respect to any Class of Fund shares with an initial sales charge, the Underwriter shall receive the sales charge, if any, imposed on purchases of shares of that Class. The amount of the sales charge shall be calculated in accordance with the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of such shares, remit the net asset value thereof to the Trust and retain the initial sales charge.

             (b) As compensation for its activities under this Agreement with respect to any Class of Fund shares with a contingent deferred sales charge, the Underwriter shall receive the sales charge, if any, imposed on redemptions of shares of that Class. The amount of the sales charge shall be determined in accordance with the Registration Statement.

             (c) As additional compensation, the Underwriter shall receive a distribution and service fee with respect to each 12b-1 Class at the rate set forth in the applicable Plan, as such Plan may be amended from time to time.

             (d) The Underwriter may reallow to Authorized Dealers any or all of the initial sales charges, contingent deferred sales charges, or distribution and service fees which it is paid under this Agreement; provided, however, that the Distributor may not make payments to any Authorized Dealer for shareholder servicing in an amount in excess of .25% of the average annual net asset value of the shares owned by clients of such Authorized Dealer.

       6. PURCHASES FOR UNDERWRITER'S OWN ACCOUNT. The Underwriter shall not purchase shares for its own account for the purpose of resale to the public, but the Underwriter may purchase shares for its own account only upon written assurance that the purchase is for investment purposes and that the shares shall not be resold except through redemption by the Trust.

       7. ALLOCATION OF EXPENSES. (a) Each Fund will pay all fees and expenses in connection with (i) preparing audited and certified financial statements;
(ii) registering and maintaining the registration of its shares under applicable federal and state securities laws; and (iii) preparing, printing and distributing prospectuses and statements of additional information, any supplements thereto, reports, and other communications that are sent to existing shareholders.

      (b) The Underwriter shall pay (or reimburse) all fees and expenses of each Fund in connection with (i) printing and distributing additional copies of prospectuses, statements of additional information, any supplements thereto, reports, and other communications for other than existing shareholders used to offer shares to the public; and (ii) preparing, printing and distributing all advertising and sales literature relating to the Fund.

      (c) The Underwriter shall pay all of its own expenses in connection with its services under this Agreement and may pay the salaries and expenses of Authorized Dealers or employees who engage in or support the distribution of Fund shares or who service shareholder accounts.

       8. REPORTS OF UNDERWRITER. The Underwriter shall prepare, at least quarterly, reports for the Trustees showing expenditures under this Agreement and the purposes for which such expenditures were made.

       9. CONDUCT OF BUSINESS. The Trust authorizes the Underwriter to provide only such information and to make only such statements and representations as permitted in accordance with federal and state securities laws and applicable rules of self-regulatory organizations.

       10. ADDITIONAL FUNDS. In the event that the Trust establishes one or more series of shares with respect to which it desires to have the Underwriter render services under this Agreement, it shall so notify the Underwriter in writing. If the Underwriter agrees in writing to provide said services, such series of shares shall become a Fund hereunder upon execution of a new Schedule A and approval by the Trustees.

       11. LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Underwriter or reckless disregard by the Underwriter of its obligations or duties hereunder, the Underwriter shall not be subject to liability to the Trust or any Fund or its shareholders for any act or omission in the course of or in connection with rendering services hereunder.

       12. TERM OF AGREEMENT. This Agreement shall become effective on the date above written and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided. Thereafter this Agreement shall continue in effect with respect to each Fund from year to year so long as such continuation is approved at least annually for each Fund by (i) the Trustees or by the vote of a majority of the outstanding voting securities of the Fund and
(ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party ("Disinterested Trustees") and by a majority of those Disinterested Trustees who have no direct or indirect financial interest in any Plan or this Agreement. ("Rule 12b-1 Trustees"), with such vote being cast in person at a meeting called for the purpose of voting on such approval.

       13. TERMINATION. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty (a) by the Trustees, by vote of a majority of the outstanding voting securities of the Fund, or by the vote of a majority of the Rule 12b-1 Trustees, upon delivery of sixty (60) days' written notice to the Underwriter, or (b) by the Underwriter upon sixty (60) days' written notice to the Fund. Termination of this Agreement with respect to one Fund shall not affect the continued effectiveness of this Agreement with respect to any other Fund. This Agreement shall terminate automatically in the event of its assignment.

        14. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire agreement between the parties hereto and supersedes any prior agreement between the parties pertaining to the subject matter hereof, whether oral or written. This Agreement may only be modified or amended by mutual written agreement of the parties hereto.

       15. NO WAIVER. The waiver by any party of any breach of or default under any provision or portion of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or default.

       16. DEFINITIONS. For purposes of application and operation of the provisions of this Agreement, the terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

       17. SEVERABILITY. The provisions of this Agreement shall be considered severable and if any provision of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

       18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

       19. NOTICES. Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other party at the address such other party may designate from time to time for the receipt of such notices.

       20. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, except insofar as the 1940 Act may be controlling.

       21. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees as Trustees, and not individually. The Underwriter acknowledges and agrees that the obligations of a Fund hereunder are not binding upon any of the Trustees or shareholders of the Fund personally but are binding only upon the assets and property of that Fund and no other.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.

                                          CONSECO FUND GROUP

ATTEST:                                   By:
                                             -----------------------------
                                                Gregory J. Hahn
                                                Vice President

__________________________________

                                          CONSECO EQUITY SALES, INC.
ATTEST:
                                          By:
                                             -----------------------------
                                                L. Gregory Gloeckner
__________________________________              President

                               CONSECO FUND GROUP
              AMENDED AND RESTATED PRINCIPAL UNDERWRITING AGREEMENT

                                   SCHEDULE A


                                     SERIES


                               Conseco Equity Fund
                          Conseco Asset Allocation Fund
                            Conseco Fixed Income Fund
                                 Conseco 20 Fund
                             Conseco High Yield Fund
                           Conseco International Fund